Exhibit 10.2

FIRST AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE OF HOTEL

This FIRST AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE OF HOTEL (this “Amendment”) dated as of February 12, 2016, is entered into by and between CWI MANCHESTER HOTEL, LLC, a Delaware limited liability company (“Purchaser”), and HEI EQUINOX LLC, a Delaware limited liability company (“Seller”).

W I T N E S S E T H:

WHEREAS, the parties have entered into that certain Agreement for Sale and Purchase of Hotel, dated as of December 11, 2015 (as the same may be further amended, modified or supplemented, the “Agreement”; all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement);

WHEREAS, in accordance with the Agreement, Purchaser has deposited with the Escrow Agent funds in the aggregate amount of Four Million Five Hundred Ten Thousand Dollars ($4,510,000) and such funds constitute the Deposit; and

WHEREAS, the parties have agreed to amend the Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Closing Date. The Closing Date shall occur on February 17, 2016.

2.       Additional Deposit.  Funds in the aggregate amount of Ten Million Two Hundred Eighty Eight Thousand Five Hundred Seventy Dollars and Sixty Cents ($10,288,570.60) which were previously delivered to the Escrow Company by Purchaser shall be added to the Deposit.

3.       Ratification. Except as modified by the terms and conditions of this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  To the extent there is any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern.

4.       Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SELLER:

HEI EQUINOX LLC,

a Delaware limited liability company

By: /s/ Clark W. Hanrattie

Name: Clark W. Hanrattie

Title: VP

CWI:

CWI MANCHESTER HOTEL, LLC,

a Delaware limited liability company

By: /s/ Michael G. Medzigian

Name: Michael G. Medzigian

Title: President & Chief Executive Officer

Signature Page to First Amendment to Agreement for Sale and Purchase of Hotel